Exhibit 10.8

EMPLOYMENT AGREEMENT

CHIEF FINANCIAL OFFICER

Effective as of August 10, 2026

This Employment Agreement (this “Agreement”) is entered into by and between Nightfood Holdings, Inc., a Nevada corporation (the “Company”), and Yury Pyatigorsky (the “Employee”), effective as of the date stated above (the “Effective Date”).

1. Position, Duties and Reporting

The Company employs the Employee, and the Employee accepts employment, as the Company’s Chief Financial Officer. The Employee will report directly to Jimmy Chan, the Company’s Chief Executive Officer, or to any successor Chief Executive Officer designated by the Board of Directors (the “Board”). The Employee will perform the customary duties of the chief financial officer of a public company, including responsibility for SEC reporting support, financial reporting and controls, coordination with the Company’s independent auditors, budgeting, and financing support, together with other duties reasonably consistent with the position that may be assigned by the Chief Executive Officer or the Board.

2. Full-Time Service; Work Location

The Employee will serve on a full-time basis and will principally perform services in California. The Employee will devote the professional time and attention reasonably necessary to perform the duties of Chief Financial Officer and will comply with applicable law and lawful Company policies applicable to similarly situated officers.

3. At-Will Employment

The Employee’s employment is at will. Either the Employee or the Company may terminate the employment relationship at any time, with or without cause or advance notice, subject only to payment of earned wages and other amounts required by applicable law. This Agreement does not create a guaranteed term of employment. The at-will relationship may be modified only by a written agreement expressly modifying that relationship and signed by the Employee and a representative specifically authorized by the Board.

4. Base Salary

Beginning on the Effective Date, the Company will pay the Employee a base salary at the rate of $5,000 per month (equivalent to $60,000 annually), less applicable taxes and withholdings, in installments in accordance with the Company’s regular payroll practices and applicable law (the “Base Salary”).

The first date on which the Company’s common stock is listed and begins trading on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 is the “Uplisting Date.” Beginning with the first monthly compensation period that commences after the Uplisting Date, the Base Salary will increase to $10,000 per month (equivalent to $120,000 annually), less applicable taxes and withholdings, payable in accordance with the Company’s regular payroll practices and applicable law.

5. Wage-and-Hour Classification

The Employee will be treated as an exempt salaried employee under applicable wage-and-hour law and will not be eligible for overtime compensation. The Base Salary is intended to compensate the Employee for all services performed in carrying out the duties of Chief Financial Officer, regardless of the number of hours worked in a particular workweek, subject to applicable law.

Nightfood Holdings, Inc. | CFO Employment Agreement | Page 1

6. Expense Reimbursement

The Company will reimburse the Employee for reasonable and necessary business expenses incurred in performing services for the Company, subject to prior approval when reasonably practicable, timely submission of supporting documentation, the Company’s generally applicable reimbursement procedures, and applicable law.

7. Other Compensation and Benefits

Except for the Base Salary, expense reimbursement, indemnification and insurance protection described in this Agreement, and benefits or paid leave required by applicable law, this Agreement does not provide or promise any bonus, equity award, severance, or other compensation or benefit.

8. Confidentiality

The Employee will preserve the confidentiality of the Company’s nonpublic information, including nonpublic financial information, forecasts, budgets, financing plans, business plans, customer and vendor information, technology, trade secrets, internal controls, audit materials, and information received from third parties under a duty of confidentiality (collectively, “Confidential Information”). The Employee will use Confidential Information solely to perform services for the Company and will not disclose it except as authorized by the Company or required by law. Confidential Information does not include information that the Employee can demonstrate was lawfully known without a duty of confidentiality, becomes public through no breach of this Agreement, is received lawfully from a third party without a duty of confidentiality, or is independently developed without use of Confidential Information.

Nothing in this Agreement prohibits or restricts the Employee from communicating with, reporting possible violations to, or participating in an investigation or proceeding conducted by the Securities and Exchange Commission, another governmental authority, or law enforcement; making disclosures protected by whistleblower laws; discussing or disclosing wages, hours, or working conditions as protected by law; or receiving an award from a governmental authority. The Employee is not required to notify or obtain authorization from the Company before making a protected communication.

Under 18 U.S.C. Section 1833(b), the Employee will not be held criminally or civilly liable under federal or state trade-secret law for disclosing a trade secret in confidence to a government official or an attorney solely to report or investigate a suspected legal violation, or in a complaint or other document filed under seal. An individual who files a retaliation lawsuit may disclose the trade secret to the individual’s attorney and use it in the proceeding if filings containing the trade secret are made under seal and the trade secret is not disclosed except by court order.

9. Company Property and Records

All Company records, credentials, devices, financial materials, work papers, and other property furnished to or prepared by the Employee for Company purposes remain Company property. Upon request or termination of employment, the Employee will promptly return or securely delete Company property and Confidential Information, subject to legal-hold instructions and the Employee’s right to retain personal payroll, tax, and executed-agreement records.

10. Indemnification and D&O Insurance

The Employee will be entitled, in the Employee’s capacity as an officer of the Company, to indemnification and advancement of expenses to the fullest extent provided by applicable law, the Company’s governing documents, and any separate indemnification agreement, on terms generally applicable to similarly situated Company officers. During the Employee’s service as Chief Financial Officer, and thereafter for claims arising from that service to the extent coverage is maintained for similarly situated former officers, the Company will use commercially reasonable efforts to maintain directors’ and officers’ liability insurance covering the Employee on terms generally applicable to similarly situated officers. These rights are nonexclusive and survive termination of employment for acts or omissions occurring during the Employee’s service.

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11. Termination; Effect

Upon termination of employment, the Employee will be entitled only to earned and unpaid wages through the termination date, approved unreimbursed business expenses, and any other amounts required by applicable law. No severance is payable under this Agreement. Sections 8 through 16, and any accrued rights or obligations that by their nature should survive, will survive termination.

12. Governing Law

This Agreement and the employment relationship are governed by the laws of the State of California, without regard to conflict-of-laws principles, except that the Company’s corporate authority, governing documents, and the scope of corporate indemnification and advancement rights are governed by applicable Nevada law. Any action arising out of or relating to this Agreement must be brought in a court of competent jurisdiction in California, subject to applicable venue law.

13. Notices

A notice under this Agreement must be in writing and delivered personally, by nationally recognized overnight courier, or by email with confirmation of transmission, to the address or email most recently designated by the receiving party in the Company’s records. Notice is effective upon receipt.

14. Entire Agreement; Amendments; Assignment

This Agreement constitutes the parties’ complete agreement concerning the Employee’s employment and supersedes prior oral or written discussions or understandings concerning that subject. An amendment or waiver must be in a writing signed by both parties, except for lawful changes to duties, reporting relationships, policies, payroll administration, or classification that this Agreement expressly permits. The Employee may not assign this Agreement. The Company may assign it to a successor that assumes the Company’s obligations.

15. Severability; No Waiver

If a provision is held invalid or unenforceable, it will be enforced to the maximum extent permitted by law and the remaining provisions will continue in effect. A waiver is effective only in the specific instance and for the specific purpose stated in writing and does not waive any later breach.

16. Counterparts; Electronic Signatures

This Agreement may be signed in counterparts and by electronic signature, each of which is an original and all of which together constitute one instrument.

AGREED AND ACCEPTED:

NIGHTFOOD HOLDINGS, INC.		EMPLOYEE

By:	/s/ Jamie Steigerwald	/s/ Yury Pyatigorsky
Name:	Jamie Steigerwald	Yury Pyatigorsky
Title:	COO

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